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                                                                    Exhibit 23.3


                [Aircraft Information Services, Inc. Letterhead]


The Board of Directors
US Airways, Inc.

         We consent to the use of our report dated September 25, 2000, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Class C Pass Through Certificates, Series 2000-3, for unregistered Class C Pass Through Certificates, Series 2000-3, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.

                              AIRCRAFT INFORMATION SERVICES, INC.


                              By: /s/ Fred Bearden
                                  ----------------
                              Name: Fred Bearden
                              Title: President

December 6, 2005